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Exhibit 23.3

Consent of independent registered public accounting firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 2005, relating to the financial statements of Slovenska televizna spolocnost, s.r.o (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities"), included in the Annual Report on Form 10-K of Central European Media Enterprises Ltd for the year ended December 31, 2004, and to the use of our report dated February 16, 2005, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte Audit s.r.o.

Bratislava, Slovak Republic
April 1, 2005

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  Exhibit 23.3
Consent of independent registered public accounting firm